EXHIBIT 99.1

ServiceSource Reports Second Quarter 2011 Financial Results

  Reports record revenue in Q2 2011 of $48.5 million, up 28% from Q2 2010
  Adjusted EBITDA of $2.8 million, net loss of $0.02 per share, and non-GAAP net income of $0.01 per share
  Provides full-year 2011 revenue guidance up 25% over 2010
  Continues strong momentum expanding into adjacent vertical markets and delivering results for customers

SAN FRANCISCO, July 25, 2011 (GLOBE NEWSWIRE) -- ServiceSource (Nasdaq:SREV), a global leader in Service Revenue Management, today announced financial results for the quarter ended June 30, 2011.

"We delivered strong performance in the second quarter as a result of our relentless focus on driving results for our customers, advances in our cloud-based solutions and investments in sales and marketing designed to increase brand awareness and market demand," said Mike Smerklo, Chairman and CEO of ServiceSource. "Given the outstanding execution of the team around the globe, we posted 28% revenue growth over the second quarter of 2010, expanded our technology footprint and announced multiple new brand-name customers and engagements."

Revenue was $48.5 million in the second quarter of 2011, an increase of 28% compared to $38.0 million in the second quarter of 2010. Revenue growth was particularly strong in international regions, growing 220% in Asia Pacific and Japan and 44% in EMEA compared to the second quarter of 2010.

Net loss for the second quarter of 2011 was $1.1 million, or $0.02 per share, compared to net income of $1.5 million, or $0.03 per share, in the second quarter of 2010.

Non-GAAP net income for the second quarter of 2011 was $0.6 million, or $0.01 per diluted share. This compares to non-GAAP net income of $2.9 million in Q2 2010, or $0.05 per diluted share.

Adjusted EBITDA for the second quarter of 2011 was $2.8 million, compared to $6.0 million for the second quarter of 2010.

Adjusted EBITDA and non-GAAP net income are defined and reconciled to our GAAP net loss below.

"We continue to build momentum and gain greater visibility in our business, delivering strong top and bottom line results ahead of our prior guidance for the second quarter," said David Oppenheimer, Chief Financial Officer of ServiceSource. "We are particularly pleased to raise our revenue guidance for the full year, as it represents strong growth over 2010, which was a great year for our company."

Business Highlights:

  The company saw continued strong momentum landing new brand-name customers and expanding with existing customers. Examples of new customers in the quarter include first-time relationships with Siemens Enterprise Communications and FICO, as well as a new global enterprise relationship with a leading communications solutions company. In addition, ServiceSource signed multiple expansion agreements with existing customers, including Avaya and Intergraph.
  ServiceSource announced several proof points of successful relationships in markets outside of the traditional hardware and software space, such as a new enterprise engagement with Xactly, an emerging sales compensation management company in the SaaS industry, an expansion in North America with a leader in the industrial/HVAC efficiency market, and a 44 percentage point improvement in renewal rates for Roche in the healthcare technology vertical.
  ServiceSource also announced its Service Revenue Performance Suite™, an end-to-end suite of applications purpose-built for service revenue management and delivered via the cloud, designed to enable customers to drive more recurring revenue and gain better global visibility into their service renewals business.
  ServiceSource announced the expansion of its relationship with existing customer Riverbed Technology, the IT Performance Company. Building on successful deployments of the ServiceSource solution in EMEA and APJ, Riverbed selected the Service Revenue Performance Suite of cloud applications to support its renewals sales team in North America and to enable a consistent technology platform globally for managing recurring maintenance and support revenue.

Business Outlook

The Company provided the following commentary on its expected business outlook:

  Third quarter 2011: The Company forecasts revenue for the third quarter of 2011 to be in the range of $45 million to $46 million, adjusted EBITDA of approximately $0.5 million to $1.0 million, net loss of $4.5 million to $5.0 million, and non-GAAP net income per diluted share of approximately breakeven to a loss of one cent per share. Adjusted EBITDA and non-GAAP net income are defined and reconciled to GAAP net loss below. Non-GAAP earnings per share assumes a tax rate of 40% and 82 million fully-diluted shares outstanding.
  Full year 2011: The Company forecasts 2011 revenue to be in the range of $190 million to $192 million, adjusted EBITDA to be in the range of $10.5 million to $11.5 million, net income to be in the range of $10.5 million to $11.5 million, and non-GAAP net income per diluted share to be in the range of $0.03 to $0.04. Non-GAAP earnings per share assumes a tax rate of 40% and 76 million fully-diluted shares outstanding.

Quarterly Conference Call

ServiceSource will discuss its quarterly results today via teleconference at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time). To access the call, please dial (877) 293-5486 or outside the U.S. (914) 495-8592, at least five minutes prior to the 5:00 a.m. PT start time. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events and Presentations menu. An audio replay will be available following the call by calling (855) 859-2056 or (404) 537-3406, with Conference ID 78104385. The replay will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource

ServiceSource is the global leader in service revenue management, partnering with technology-based companies to optimize maintenance, support and subscription revenue streams, while also improving customer relationships and loyalty. ServiceSource delivers these results via a cloud-based solution, combining its Service Revenue Performance Suite™ of applications with dedicated service sales teams, leveraging a proprietary Service Revenue Intelligence Platform™ of transaction data, benchmarks and best practices. ServiceSource offers its service revenue management solution on a unique pay-for-performance business model that enables a success-driven, shared-risk partnership. The Company is headquartered in San Francisco, and manages service revenue performance for customers across the globe in more than 35 languages.

ServiceSource and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

The ServiceSource logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8933

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding ServiceSource's potential future financial results and momentum in our business. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, changes in market conditions that impact our ability to generate service revenue on our customers' behalf; errors in estimates as to the service revenue we can generate for our customers; risks associated with material defects or errors in our software or the effect of data security breaches; our ability to adapt our solution to changes in the market or new competition; our ability to improve our customers' renewal rates, margins and profitability; our ability to increase our revenue and contribution margin over time from new and existing customers; the potential effect of mergers and acquisitions on our customer base; business strategies; technology development; protection of our intellectual property; investment and financing plans; liquidity; competitive position; the effects of competition; industry environment; and potential growth opportunities; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

The following tables reconcile (i) the business outlook net income (loss) to adjusted EBITDA; (ii) net income (loss) to non-GAAP net income; and (iii) the business outlook net income (loss) per share to non-GAAP diluted earnings per share for the third quarter and full fiscal year:

ServiceSource International, Inc.

Business Outlook
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)
		Three Months Ended September 30,	Twelve Months Ended December 31,
		2011	2011

Net income (loss) range		$(4,500) -- $(5,000)	$10,500 -- $11,500
Income tax benefit		(400)	(22,500)
Interest & other expense, net		100	1,250
Depreciation		2,700	10,000
EBITDA range		$(2,100) -- $(2,600)	$(750) -- $250
Stock-based compensation		3,100	11,250
Adjusted EBITDA range		$500 -- $1,000	$10,500 -- $11,500

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)
(Dollars in thousands)
(Unaudited)

GAAP net income (loss)		$(4,500) -- $(5,000)	$10,500 -- $11,500
Non-GAAP adjustments:
Stock-based compensation	( A )	3,100	11,250
Amortization of internally-developed software	( B )	1,250	4,500
One-time tax benefit due to conversion to corporation	( C )	--	(21,500)
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(200)	(2,750)
Non-GAAP net income (loss)		$(850) -- $(350)	$2,000 -- $3,000

Reconciliation of Net Income (Loss) Per Share to Non-GAAP Diluted Net Income (Loss) Per Share
(Unaudited)

GAAP diluted net income (loss) per share		$(0.06)	$0.14 -- $0.15
Non-GAAP adjustments:
Stock-based compensation	( A )	0.04	0.15
Amortization of internally-developed software	( B )	0.02	0.06
One-time tax benefit due to conversion to corporation	( C )	--	(0.28)
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(0.01) - 0.00	(0.04)
Non-GAAP diluted net income (loss) per share	( E )	$(0.01) -- $0.00	$0.03 -- $0.04

Shares used in calculating diluted net income per share on a non-GAAP basis (in thousands)		81,700	75,700

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan.  We exclude stock-based compensation expense from our non-
GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects amortization of expense for certain software purchases and software developed or obtained for internal use and are non-cash in nature. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) One-time tax benefit due to conversion to corporation. We elected to be treated as a corporation under Subchapter C of Chapter 1 of the United States Internal Revenue Code, effective March 1,
2011, and therefore became subject to federal and state tax expense beginning March 1, 2011. As a result of this tax election, we recorded a net deferred tax asset and a one-time non-cash tax benefit of
$21.4 million. We excluded the tax benefit because it is non-recurring and unique to this one time event and is not indicative of our core operating performance.

(D) Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate.
This adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (C) on non-GAAP net income and adjusts the income tax rate to a normalized effective tax rate of 40%.

(E) For this per share reconciliation, diluted shares were used for the above calculation.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net revenue	$ 48,512	$ 37,976	$ 94,634	$ 70,152
Cost of revenue (1)	28,229	21,175	54,365	41,946
Gross profit	20,283	16,801	40,269	28,206
Operating expenses
Sales and marketing (1)	11,418	8,340	22,523	15,944
Research and development (1)	3,390	1,490	6,103	2,508
General and administrative (1)	7,870	4,392	15,723	8,362

Total operating expenses	22,678	14,222	44,349	26,814
Income (loss) from operations	(2,395)	2,579	(4,080)	1,392
Interest expense	(51)	(304)	(384)	(615)
Other (expense) income, net	(385)	168	(910)	73
Income (loss) before provision (benefit) for income taxes	(2,831)	2,443	(5,374)	850
Income tax (benefit) provision	(1,697)	926	(21,656)	1,103
Net income (loss)	$ (1,134)	$ 1,517	$ 16,282	$ (253)

Net income (loss) per common share:
Basic	$ (0.02)	$ 0.03	$ 0.26	$ (0.00)
Diluted	$ (0.02)	$ 0.03	$ 0.24	$ (0.00)

Weighted-average shares used in computing net income (loss) per common share:
Basic	67,607	57,376	62,714	57,131
Diluted	67,607	58,709	69,275	57,131

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cost of revenue	$ 447	$ 299	$ 816	$ 573
Sales and marketing	948	742	1,869	1,445
Research and development	269	144	537	293
General and administrative	1,023	733	1,911	1,578
Total stock-based compensation	$ 2,687	$ 1,918	$ 5,133	$ 3,889

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$ 31,371	$ 22,652
Short-term investments	42,066	--
Accounts receivable, net	45,115	49,237
Advances to customers	--	18
Current portion of deferred income taxes	5,712	1,155
Prepaid expenses and other	4,299	3,326
Total current assets	128,563	76,388
Property and equipment, net	21,228	19,418
Goodwill	6,334	6,334
Deferred debt issuance costs, net	176	273
Deferred income taxes, net of current portion	29,375	3,780
Other assets, net	1,721	1,910
Total assets	$ 187,397	$ 108,103

Liabilities and Stockholders' / Members' Equity
Current liabilities:
Accounts payable	$ 5,093	$ 3,710
Accrued taxes	3,554	2,233
Accrued compensation and benefits	15,220	11,816
Accrued payables to customers	--	30,640
Other accrued liabilities	6,914	7,575
Current portion of long-term debt	641	2,279
Total current liabilities	31,422	58,253
Long-term debt, net of current portion	995	14,939
Other long-term liabilities	1,569	1,027
Total liabilities	33,986	74,219

Stockholders' / members' equity:
Common shares	--	34,161
Common stock	7	--
Treasury shares / stock	(441)	(441)
Additional paid-in capital	132,472	--
Retained earnings	20,588	--
Accumulated other comprehensive income	785	164
Total stockholders' / members' equity	153,411	33,884
Total liabilities and stockholders' / members' equity	$ 187,397	$ 108,103

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities
Net income (loss)	$ 16,282	$ (253)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,488	2,903
Amortization of deferred financing costs	298	72
Accretion of premium on short-lived investments	14	--
Deferred income taxes	(22,715)	(1,553)
Stock-based compensation	5,136	3,889
Loss on disposal of fixed assets	46	--
Changes in operating assets and liabilities:
Accounts receivable	4,122	(7,194)
Advances to customers	18	696
Prepaid expenses and other	(1,958)	(91)
Accounts payable	1,108	351
Accrued taxes	1,321	934
Accrued compensation and benefits	3,404	2,365
Accrued payables to customers	(30,644)	10,600
Other accrued liabilities	1,128	2,267
Net cash (used in) provided by operating activities	(17,952)	14,986

Cash flows from investing activities
Acquisition of property and equipment	(6,288)	(4,039)
Purchases of available-for-sale investments, net	(42,273)	--
Cash used in investing activities	(48,561)	(4,039)

Cash flows from financing activities
Net proceeds from issuance of common stock in initial public offering	88,015	--
Proceeds from revolving credit facility	23,424	--
Repayment of revolving credit facility	(23,424)	--
Repayments on long-term debt	(15,582)	(768)
Payments of deferred debt issuance costs	(200)	(149)
Cash distributions to members	--	(2,517)
Proceeds from option exercises	2,247	352
Repurchases of common stock	--	(315)
Net cash provided by (used in) financing activities	74,480	(3,397)

Net increase in cash and cash equivalents	7,967	7,550
Effect of exchange rate changes on cash	752	(474)
Cash and cash equivalents at beginning of period	22,652	13,169
Cash and cash equivalents at end of period	$ 31,371	$ 20,245

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP net income (loss) per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial information is also presented because it is the basis upon which our management assesses our financial performance.

Non-GAAP net income per share consists of net income (loss) plus stock-based compensation, amortization of internally-developed software and applicable adjustments for a one-time tax benefit related to the conversion of ServiceSource from a limited liability corporation to a Delaware corporation. Stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, other expenses, net, and income tax expense and a deduction for income tax benefit. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP in the United States.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA:

ServiceSource International, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income (loss)	$ (1,134)	$ 1,517	$ 16,282	$ (253)
Income tax (benefit) provision	(1,697)	926	(21,656)	1,103
Interest expense	51	304	384	615
Other expense (income), net	385	(168)	910	(73)
Depreciation	2,543	1,532	4,488	2,903
EBITDA	148	4,111	408	4,295
Stock-based compensation	2,687	1,918	5,133	3,889
Adjusted EBITDA	$ 2,835	$ 6,029	$ 5,541	$ 8,184

ServiceSource International, Inc.
GAAP to non-GAAP Reconciliation
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2011	2010	2011	2010
Gross Margin
GAAP gross margin		$ 20,283	$ 16,801	$ 40,269	$ 28,206
Non-GAAP adjustments:
Stock-based compensation	( A )	447	299	816	573
Amortization of internally-developed software	( B )	463	306	807	585
Non-GAAP gross margin		$ 21,193	$ 17,406	$ 41,892	$ 29,364

Gross Profit %
GAAP gross margin		42%	44%	43%	40%
Non-GAAP adjustments:
Stock-based compensation	( A )	1%	1%	2%	1%
Amortization of internally-developed software	( B )	1%	1%	1%	1%
Non-GAAP gross margin %		44%	46%	45%	42%

Operating expenses
GAAP operating expenses		$ 22,678	$ 14,222	$ 44,349	$ 26,814
Stock-based compensation	( A )	(2,240)	(1,619)	(4,317)	(3,316)
Amortization of internally-developed software	( B )	(715)	(245)	(1,133)	(461)
Non-GAAP operating expenses		$ 19,723	$ 12,358	$ 38,899	$ 23,037

Net Income (Loss)
GAAP net income (loss)		$ (1,134)	$ 1,517	$ 16,282	$ (253)
Non-GAAP adjustments:
Stock-based compensation	( A )	2,687	1,918	5,133	3,889
Amortization of internally-developed software	( B )	1,178	551	1,940	1,046
One-time tax benefit due to conversion to corporation	( C )	--	--	(21,417)	--
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(2,111)	(1,039)	(919)	(1,211)
Non-GAAP net income		$ 620	$ 2,947	$ 1,019	$ 3,471

Net Income (Loss) Per Share
GAAP diluted net income (loss) per share		$ (0.02)	$ 0.03	$ 0.24	$ (0.00)
Non-GAAP adjustments:
Stock-based compensation	( A )	0.04	0.03	0.07	0.07
Amortization of internally-developed software	( B )	0.02	0.01	0.03	0.02
One-time tax benefit due to conversion to corporation	( C )	--	--	(0.31)	--
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(0.03)	(0.02)	(0.01)	(0.02)
Non-GAAP diluted net income per share		$ 0.01	$ 0.05	$ 0.01	$ 0.06

Shares used in calculating diluted net income per share on a non-GAAP basis		75,476	58,709	69,275	58,907

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-
based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan.  We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects amortization of expense for certain software purchases and software developed or obtained for internal use and are non-cash in nature. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) One-time tax benefit due to conversion to corporation. We elected to be treated as a corporation under Subchapter
C of Chapter 1 of the United States Internal Revenue Code, effective March 1, 2011, and therefore became subject to federal and state tax expense beginning March 1, 2011. As a result of this tax election, we recorded a net deferred tax asset and a one-time non-cash tax benefit of $21.4 million. We excluded the tax benefit because it is non-recurring and unique to this one time event and is not indicative of our core operating performance.

(D) Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (C) on non-GAAP net income and adjusts the income tax rate to a normalized effective tax rate of 40%.

ServiceSource International, Inc.
Revenue by Segment
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2011		2010
	$	% of Revenue	$	% of Revenue
NALA	$ 28,686	59%	$ 26,304	69%
EMEA	14,254	29%	9,931	26%
APJ	5,572	12%	1,741	5%
	$ 48,512	100%	$ 37,976	100%

	Six Months Ended June 30,
	2011		2010
	$	% of Revenue	$	% of Revenue
NALA	$ 56,432	60%	$ 46,527	66%
EMEA	29,247	31%	20,797	30%
APJ	8,955	9%	2,828	4%
	$ 94,634	100%	$ 70,152	100%
CONTACT: The Blueshirt Group
         Investor Relations
         Todd Friedman
         todd@blueshirtgroup.com
         Stacie Bosinoff
         stacie@blueshirtgroup.com
         415-217-7721